EXHIBIT 5.01

June 30, 2005

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA 95014

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, filed by you with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2005 (as may be further amended or supplemented, the “New Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,260,180 shares of your Common Stock (the “Stock”) pursuant to the terms of the Assumed Plans (defined below) that you will assume in connection with an Agreement and Plan of Reorganization dated as of December 15, 2004 (the “Merger Agreement”) by and among Symantec Corporation, a Delaware corporation (“Parent”), VERITAS Software Corporation, a Delaware corporation (“Company”), and Carmel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Symantec.

     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	Parent’s currently effective Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 20, 2004 and the Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Delaware Secretary of State on December 16, 2004;

(2)	the form of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Parent in the form attached to the Management Certificate referred to in (25) below;

(3)	Parent’s Amended and Restated Bylaws, certified by the Secretary of Parent on June 28, 2004;

(4)	Parent’s Registration Statement on Form S-4, File No. 333-122724, as filed with the Commission on February 11, 2005 and amended by amendment no. 1 filed with the Commission on May 18, 2005 (the “Prior Registration Statement” and, with the New Registration Statement, collectively referred to as the “Registration Statement”);

Symantec Corporation
June 30, 2005

(5)	the Registration Statement, together with the other exhibits filed as a part thereof or incorporated by reference therein;

(6)	the Merger Agreement and all exhibits thereto, as well as the Certificate of Merger in the form attached to the Management Certificate referred to in (25) below;

(7)	the joint proxy statement/prospectus prepared in connection with the Registration Statement, together with the annexes thereto (the “Prospectus”);

(8)	the stock records that Parent has provided to us, consisting of a report from Parent’s transfer agent as of the date hereof, verifying the number of Parent’s issued and outstanding shares of capital stock as of that date, and a summary report of outstanding options to purchase Parent’s capital stock and stock reserved for issuance upon the exercise of options to be granted in the future, also as of the date hereof;

(9)	all actions, consents and minutes of meetings of Parent’s Board of Directors in our possession, including the Written Consent of the Sole Stockholder of Carmel Acquisition Corp., as of December 14, 2004 and the resolutions of the Board of Directors, as of December 15, 2004;

(10)	a statement from Parent as of the date hereof as to the number of (i) outstanding options, warrants and rights to purchase Parent Common Stock and (ii) any additional shares of Parent Common Stock reserved for future issuance in connection with Parent stock option and purchase plans and all other plans, agreements or rights; and

(11)	the Company 1993 Equity Incentive Plan;

(12)	the Company 1993 Directors Stock Option Plan;

(13)	the Company 2002 Directors Stock Option Plan;

(14)	the Company 2003 Stock Incentive Plan;

(15)	the kVault Software Limited Enterprise Management Incentive Scheme;

(16)	the Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan;

Symantec Corporation
June 30, 2005

(17)	the Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan;

(18)	the Precise Software Solutions Ltd. Stock Option Plan;

(19)	the Design2Deploy, Inc. 2000 Stock Plan;

(20)	the Kernal Group, Inc. 1997 Equity Incentive Plan;

(21)	the NuView, Inc. 1998 Stock Option / Stock Issuance Plan;

(22)	the Openvision Technologies, Inc. 1992 Stock Plan;

(23)	the Seagate Software, Inc. 1996 Stock Option Plan (which, together with the option or stock plans listed in items (11) though (22) above are referred to herein as the “Assumed Plans”);

(24)	the Form of Parent’s Notice of Stock Option Assumption;

(25)	a Management Certificate addressed to us and dated of even date herewith executed by Parent containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, and the legal capacity of all persons or entities executing the same. We have also assumed that any certificates representing the Stock have been, or when issued will be, properly signed by authorized officers of the Company or their agents.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the New Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Symantec Corporation
June 30, 2005

     Based upon the foregoing, it is our opinion that the shares of Stock to be issued, sold and delivered by you pursuant to the New Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the the Assumed Plans, the New Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the New Registration Statement and further consent to all references to us, if any, in the New Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for your use in connection with the above issuance and sale of the Stock subject to the New Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

     We also hereby consent to the incorporation by reference in the New Registration Statement pursuant to Rule 462(b) of our form of opinion appearing as Exhibit 8.01 to the Prior Registration Statement and to references to our firm name in the Prior Registration Statement incorporated by reference into the New Registration Statement.

Very truly yours,

/s/ FENWICK & WEST LLP

FENWICK & WEST LLP